FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN DOCUMENTS (this "Fourth Amendment") is entered into as of September 30, 2018, by and between KEY TRONIC CORPORATION ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 3, 2014, as amended and modified by: (a) a First Amendment to Amended and Restated Credit Agreement dated as of August 6, 2015, (b) a Second Amendment to Amended and Restated Credit Agreement dated as of August 9, 2016, and (c) a Third Amendment to Amended and Restated Credit Agreement dated as of June 7, 2017 (collectively, the "Credit Agreement"). The Term Loan and Line of Credit are evidenced by a Term Note in the amount of Thirty Five Million and 00/100 Dollars ($35,000,000.00) dated as of September 3, 2014 ("Term Note"), and a Second Replacement Revolving Line of Credit Note in the amount of Forty Five Million and 00/100 Dollars ($45,000,000.00) dated August 6, 2015 ("Line of Credit Note").

B. Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement, as amended, the Term Note and the Line of Credit Note and have agreed to further amend the Credit Agreement, Term Note and Line of Credit Note to reflect said changes.

C. Capitalized terms used herein, which are not otherwise defined, shall have the meaning ascribed to such terms in the Credit Agreement and Loan Documents described therein.

AGREEMENT

In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1. Modification to Credit Agreement. The Credit Agreement is amended and modified as follows:

1.1 **Cash Flow Leverage Ratio.** Section 4.9(a) of the Credit Agreement is deleted and replaced in its entirety with the following:

Borrower will not allow the ratio of Funded Debt to EBITDA as measured on a trailing four (4) quarter basis, to exceed 2.50 to 1.00 at any time. As used herein, EBITDA is defined as net profit before tax of Borrower, plus interest expense (net of capitalized interest expense), depreciation expense, amortization expense, one-time extraordinary expenses (interpreted at Bank's discretion), minus one-time extraordinary gains (interpreted at Bank's discretion); and Funded Debt is defined as the sum of all obligations for borrowed money (including subordinated debt and excluding borrowed money secured by Letters of Credit approved by bank) plus all capital lease obligations.

1.2. **Fixed Charge Coverage Ratio**. Section 4.9(b) of the Credit Agreement is deleted and replaced in its entirety with the following:

Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, measured quarterly on a trailing four (4) quarter basis. "Fixed Charge Coverage Ratio" is the sum of Borrower's net profit after tax, plus depreciation, plus amortization, plus capital contributions, plus interest expense, plus one-time extraordinary expenses (interpreted at Bank's discretion), minus one-time extraordinary gains (interpreted at Bank's discretion), minus distributions and dividends, divided by the sum of the current portion of long term debt and capital leases plus interest expense as of the measurement period.

1.3. **Minimum Profit**. Section 4.9(c) of the Credit Agreement is deleted and replaced in its entirety with the following:

Borrower's minimum net profit, after payment of all applicable taxes, plus any one-time extraordinary expenses (interpreted at Bank's discretion) and minus any one-time extraordinary gains (interpreted at Bank's discretion), will not be less than $2,000,000, measured quarterly on a trailing four (4) quarter basis.

1.4. **Accounting Records**. The Credit Agreement is hereby amended to add the following provision to the end of Section 4.2:

If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Loan Document, Borrower and Bank shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant and/or pricing grid

shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Bank a written reconciliation in form and substance reasonably satisfactory to Bank, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP.

SECTION 2. Modification to Line of Credit Note. The Line of Credit Note is amended and modified as follows:

2.1. **Borrowing and Repayment.** The last sentence in Section 3(a) of the Line of Credit Note is deleted and replaced in its entirety with the following:

> . . .The outstanding principal balance of this Line of Credit Note shall be due and payable in full on November 1, 2023.

SECTION 3. Modification to Term Note. The Term Note is amended and modified as follows:

3.1. **Amortization and Principal Repayment**. Section 3(a) of the Term Note is deleted and replaced in its entirety with the following:

> Principal shall be payable quarterly in equal quarterly installments of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00), commencing December 15, 2014, and continuing up to and including June 15, 2021, with a final installment consisting of all remaining unpaid principal due and payable in full on August 31, 2021.

SECTION 4. Conditions to Modifications. The amendments set forth herein are conditioned upon and shall only become effective when all of the following conditions have been satisfied.

4.1 No Default. There shall be no Event of Default under the Credit Agreement or other Loan Documents.

4.2 Execution of Documents. Borrower shall have executed and delivered to Lender this Fourth Amendment.

4.3 Payment of Fees and Costs. Borrower shall have reimbursed Lender for its fees and costs incurred in connection with the drafting of this Fourth Amendment.

SECTION 5. No Implied Modification. Except as specifically provided herein and by the Fourth Amendment, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Fourth Amendment. This Fourth Amendment, the First Amendment, Second Amendment, Third Amendment and the Credit Agreement shall be read together, as one document.

SECTION 6. Representations and Warranties. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Fourth Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

SECTION 7. Execution of Counterparts. This Fourth Amendment may be executed in separate counterparts, each of which will be deemed an original and all of which taken together shall constitute one and the same agreement, and either party may execute this Fourth Agreement by signing any such counterpart.

SECTION 8. Incorporation of Recitals. Recitals A through C above are hereby incorporated into the substantive provisions of this Fourth Amendment.

SECTION 9. Electronic Authorization. The parties agree to accept a digital image(s) of this Fourth Amendment, as executed, as true and correct originals of the same, admissible in any proceeding as best evidence for the purposes of state law, state rules of civil procedure, Federal Rules of Evidence 1002, and like rules, statutes and regulations.

SECTION 10. Entire Agreement. This Fourth Amendment, together with the Credit Agreement and Loan Documents, embodies the whole agreement of the parties. There are no promises, terms, conditions, or obligations other than those contained in this Fourth Amendment or the Loan Documents.

[Execution signatures appear on the following page.]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the day and year first written above.

KEY TRONIC CORPORATION

By: Brett R. Larsen
Title: EVP of Admin & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: [signature]
Title: VP

CONSENT OF GUARANTORS

The undersigned hereby consents to the terms of the foregoing Fourth Amendment.

Executed this 28th day of September, 2018.

CDR MANUFACTURING, LLC,
a Kentucky limited liability company

By: Brett R. Larsen
Name: Brett R. Larsen
Title: VP and Treasurer

CDR HOLDINGS, LLC,
a Kentucky limited liability company

By: Brett R. Larsen
Name: Brett R. Larsen
Title: VP and Treasurer

AYRSHIRE ELECTRONICS OF MISSISSIPPI, LLC,
a Kentucky limited liability company

By: Brett R. Larsen
Name: Brett R. Larsen
Title: VP and Treasurer

AYRSHIRE ELECTRONICS OF ARKANSAS, LLC,
a Kentucky limited liability company

By: Brett R. Larsen
Name: Brett R. Larsen
Title: VP and Treasurer

AYRSHIRE ELECTRONICS OF MEXICO, LLC,
a Kentucky limited liability company

By: Brett R. Larsen
Name: Brett R. Larsen
Title: VP and Treasurer